Exhibit 5.2

June 8, 2026

FS KKR Capital Corp.

201 Rouse Boulevard

Philadelphia, PA 19112-1902

Re:         Registration Statement on Form N-2 (File No. 333-282226)

Ladies and Gentlemen:

We have acted as special Maryland counsel to FS KKR Capital Corp., a Maryland corporation (the “Company”) and a business development company under the Investment Company Act of 1940, as amended, in connection with the issuance and sale of $900,000,000 aggregate principal amount of its 7.500% Notes due 2031 (the “Notes”), as covered by the Company’s Registration Statement on Form N-2 (File No. 333-282226) (together with all amendments and supplements thereto, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined (i) the Registration Statement, except that we have not examined the documents incorporated by reference therein or otherwise deemed to be part thereof or included therein, (ii) the Underwriting Agreement, dated June 1, 2026 (the “Underwriting Agreement”), among the Company and FS/KKR Advisor, LLC, a Delaware limited liability company, BofA Securities, Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, KKR Capital Markets LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc., as representatives of the underwriters named therein, pursuant to which the Notes are being issued and sold, (iii) the Indenture, dated as of July 14, 2014, between the Company and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as Trustee, together with the Sixteenth Supplemental Indenture thereto, dated as of June 8, 2026 (collectively the “Indenture”), (iv) the charter and the bylaws of the Company, (v) certain records of proceedings of the board of directors of the Company with respect to the issuance and sale of the Notes, the execution, delivery and performance of its obligations under the Indenture and the transactions contemplated by the Underwriting Agreement and (vi) such other corporate records, certificates and documents as we deemed necessary for the purpose of this opinion letter.

In giving the opinions set forth herein, we have made the following assumptions: (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document, (iv) all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete. We have relied as to certain factual matters on information obtained from public officials and from officers of the Company.

FS KKR Capital Corp.

June 8 2026

Based on that examination, it is our opinion that the Company has the corporate power to execute, deliver and perform its obligations under the Indenture and to issue the Notes and that the execution and delivery by the Company of the Indenture, the performance of its obligations thereunder and the issuance of the Notes have been duly authorized by the Company.

We express no opinion as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland, except that we express no opinion with respect to the “blue sky” or other securities laws or regulations of the State of Maryland or any other jurisdiction. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated. This letter and the opinions expressed herein are being furnished by us to you solely for your benefit and may not be relied on, used, circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on June 8, 2026, and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Emily Higgs
Principal